REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), is made as of February 28, 2003, by and among CRITICAL HOME CARE, INC. (the "Company") and CLEVELAND OVERSEAS LTD. (the "Initial Investor").

         WHEREAS, in connection with a loan of $150,000 to be made by the Initial Investor to the Company concurrently herewith, the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Initial Investor a warrant (the "Warrant") to purchase shares of the Company's common stock (the "Common Stock"); and

         WHEREAS, to induce the Initial Investor to make the aforementioned loan, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute as each may be in effect from time to time (collectively, the "Securities Act"), and applicable state securities laws.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Investor agree as follows:

                              ARTICLE 1-DEFINITIONS

         1.1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  (a) "Agreement" has the meaning set forth in the preamble hereto.

                  (b) "Business Day" means any day other than a Saturday, Sunday or holiday on which banking institutions in New York, New York are closed.

                  (c) "Company" has the meaning set forth in the preamble hereto.

                  (d) "Common Stock" has the meaning set forth in the first recital hereof

                  (e) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any similar successor statute, as each may be in effect from time to time.

                  (f) "Initial Investor" has the meaning set forth in the preamble hereto.

                  (g) "Investors" means, collectively, the Initial Investor and any of its transferees or assignees who agree to become bound by the provisions of this Agreement in accordance with Article 10 hereof or who otherwise take rights under this Agreement in accordance with the terms hereof "Investor" means any such persons, individually.

                  (h) "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and the declaration or ordering of effectiveness of such Registration Statement or Statements by the SEC.

                  (i) "Registrable Securities" means (i) the Warrant Shares,
(ii) any Common Stock or other securities of the Company issued or issuable in respect of the Warrant Shares or other securities issued or issuable in respect of the Warrant Shares upon any stock split, stock dividend, recapitalization, or similar event; and (iii) any capital stock or other securities otherwise issued or issuable with respect to the Warrant Shares or such other securities; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and for so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof, in the case of either clause (A) or clause (B) in such a manner that, upon the consummation of such sale, all transfer restrictions and restrictive legends with respect to such shares are removed upon the consummation of such sale. For the avoidance of doubt, "Registrable Securities" does not include any unexercised option(s) or warrant(s) for the purchase of any capital stock of the Company.

                  (j) "Registration Statement" means any registration statement of the Company under the Securities Act subject to or pursuant to Article 2 or another provision of this Agreement, as applicable.

                  (k) "SEC" means the United States Securities and Exchange Commission.

                  (1) "Selling Securityholder" means any Investor participating in any registration of Registrable Securities pursuant to this Agreement.

                  (m) "Warrant" has the meaning set forth in the first recital hereof

                  (n) "Warrant Shares" means the shares of Common Stock issued or issuable upon exercise or conversion of the Warrant.

         1.2. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

                             ARTICLE 2-REGISTRATION

         2.1. "Piggyback" Registration. If, at any time after the date hereof, the Company intends to file with the SEC a registration statement (other than a registration statement on Form S-4 or S-8 or any successor form thereto) relating to an offering of any of the Company's equity securities, for its own account or the account of others (a "Company Registration Statement"), the Company shall send to each investor written notice of such intention (a "Piggyback Notice"). The Piggyback Notice shall be delivered to each investor at least 30 days prior to the date on which the Company intends to file such Company Registration Statement with the SEC and, if any such investor so requests in writing within 15 days following delivery of such Piggyback Notice, the Company shall, subject to Section 2.2(b), include all Registrable Securities requested by any such Investor to be registered in such Company Registration Statement. Failure of any Investor to respond to the Company Notice within the 15-day period specified above shall be deemed an election by such Investor not to have any of such Investor's Registrable Securities included in such Company Registration Statement. In the event that the Company shall, for any reason, elect not to file or to delay the filing of such Company Registration Statement, then the Company shall give prompt written notice thereof to all Investors who had requested registration of any Registrable Securities in such Company Registration Statement..

         2.2.     Underwritten Offerings.

                  (a) In the event that a registration of Registrable Securities under this Article 2 is an underwritten offering, then each Selling Securityholder participating in the offering shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities using the same underwriter or underwriters and on the same terms and conditions as other securities included in such underwritten offering. In all underwritten offerings of Registrable Securities, the Company shall (together with all Selling Securityholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter or underwriters containing conventional representations, warranties, allocation of expenses, and customary closing conditions, including, but not limited to opinions of counsel and accountants' cold comfort letters, with any underwriter who acquires any Registrable Securities.

                  (b) Notwithstanding any other provision of this Article 2, in the event that (i) Registrable Securities are to be included in a Registration Statement pursuant to Section 2.1, (ii) such Registration Statement relates to an underwritten offering, and (iii) the managing underwriter(s) advises the Selling Securityholders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of Registrable Securities that maybe included in the registration and underwriting shall be reduced pro rata among all Selling Securityholders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by all such Selling Securityholders opting to participate in the offering; provided, however, that no Registrable Securities shall be excluded from an underwritten offering unless any exclusion of Registrable Securities is only after the exclusion or reduction of the securities to be included in such registration on behalf of all other securityholders that have registration rights.

         2.3. Withdrawal from Registration Statement. Each Selling Securityholder may, before any underwriting agreement relating to such Selling Securityholder's Registrable Securities is signed or before any Registration Statement becomes effective, withdraw his, her or its Registrable Securities from inclusion therein, should the terms of sale not be satisfactory to such Selling Securityholder.

         2.4. Termination of Registration Rights. No Investor shall be entitled to exercise any right provided for in this Article 2:

                  (a) during any period during which such Investor can lawfully sell all of his, her or Registrable Securities under Rule 144(k) of the Securities Act; or

                  (b) after the seventh anniversary of the effective date of the first registration statement filed by the Company for an offering of its securities to the general public.

                      ARTICLE 3-OBLIGATIONS OF THE COMPANY

          In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

         3.1. Availability of Registration Statement. The Company shall prepare promptly and file with the SEC any Registration Statement required by
Article 2, and use commercially reasonable efforts to cause such Registration Statement relating to Registrable Securities to become effective as soon as practicable after such filing, and keep the Registration Statement continuously effective and available for use at all times, except as set forth herein, until such date as all of the Registrable Securities have been sold pursuant to such Registration Statement (the "Registration Period").

         3.2. Amendments to Registration Statement. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective and such prospectus available for use at all times during the Registration Period (including, without limitation, amendments and supplements necessary in connection with a change in the "Plan of Distribution" section in any Registration Statement or prospectus) and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement until the termination of the Registration Period. The Company shall cause any such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof

         3.3. Information. Upon written request, the Company shall furnish to any Selling Securityholder and its legal counsel, promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement and any amendment thereto, and such number of copies of each prospectus, including each preliminary prospectus, and all amendments and supplements thereto, and such other documents as such Selling Securityholder may reasonably request in order to facilitate the disposition of the Registrable Securities. The Company shall promptly notify all Selling Securityholders of the effectiveness of any Registration Statement or post-effective amendments thereto.

         3.4. Blue Sky. The Company shall (a) register and qualify the Registrable Securities covered by any Registration Statement under the securities laws of such jurisdictions in the United States as each Selling Securityholder who holds any such Registrable Securities reasonably requests,
(b) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof and availability for use during the Registration Period, (c) take such other actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (d) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.4, (ii) subject itself to general taxation in any such jurisdiction, or (iii) file a general consent to service of process in any such jurisdiction.

         3.5. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities without the prior written consent of more than 50% of the number of Registrable Securities then outstanding, unless such new registration rights, including standoff obligations, are subordinate to the rights of the Investors hereunder.

         3.6. Correction of Statements or Omissions, As soon as practicable after becoming aware of such event, the Company shall publicly announce or notify all Selling Securityholders of the happening of any event, of which the Company has actual knowledge, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or fails to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use commercially reasonable efforts as soon as possible to (but in any event it shall within five Business Days or three Business Days of the receipt by the Company from its accountants of financial information required to correct such untrue statement or omission, as applicable) prepare a supplement or amendment to the Registration Statement (and make all required filings with the SEC and all applicable state securities or blue sky commissions) to correct such untrue statement or omission if not otherwise satisfied through the filing of a report to the SEC or otherwise pursuant to applicable securities laws (but such a supplement or amendment or other filing shall not be required if, notwithstanding the Company's commercially reasonable efforts to so prepare and file such supplement, amendment or other filing, such a supplement, amendment or other filing is no longer required by applicable law to correct such untrue statement or omission because such untrue statement or omission no longer exists) and the Company shall simultaneously (and thereafter as requested) deliver such number of copies of such supplement or amendment to each Investor (or other applicable document) as such Investor may request in writing.

         3.7. Stop Orders, The Company shall use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable time, and the Company shall immediately notify all Selling Securityholders and, in the event of an underwritten offering, the managing underwriter(s), of the issuance of such order and the resolution thereof.

         3.8. Inspection of Records. The Company shall provide each Selling Securityholder, and any underwriter who may participate in the distribution of Registrable Securities, and their respective representatives, the opportunity to conduct a reasonable inquiry of the Company's financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information which the Selling Securityholders and any such underwriter may reasonably request in connection with the Registration Statement; provided, however, the Selling Securityholders and any such underwriter shall hold in confidence and shall not make any disclosure of any record or other information which the Company determines in good faith to be confidential, and of which determination the inspectors are so notified in writing, unless (a) the disclosure of such records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (b) the release of such records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or is otherwise required by applicable law or legal process, or (c) the information in such records has been made generally available to the public other than by disclosure in violation of this or any other agreement (to the knowledge of the relevant inspector).

         3.9. Investor Information. The Company shall hold in confidence and not make any disclosure of non-public information concerning any Investor provided to the Company by such Investor unless (a) disclosure of such information is necessary to comply with federal or state securities laws, rules, statutes or regulations, (b) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement or other public filing by the Company, (c) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or is otherwise required by applicable law or legal process, (d) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement, or (e) such Investor consents to the form and content of any such disclosure. The Company agrees that it shall, upon learning that disclosure of such information concerning any Investor is sought in or by a court or governmental body of competent jurisdiction in or through other means, give prompt notice to such Investor prior to making such disclosure, and allow such Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

         3.10. Listing. The Company shall use commercially reasonable efforts to cause the listing and the continuation of listing of all the Registrable Securities covered by any Registration Statement on each securities exchange or quotation system upon which any other securities of the Company is then listed or quoted.

         3.11. Transfer Agent. The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

         3.12. Delivery of Certificates; Opinions of Counsel. The Company shall cooperate with any and all Selling Securityholders who hold Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as such Selling Securityholders or the managing underwriter or underwriters, if any, may reasonably request and registered in such names as such Selling Securityholders or the managing underwriter or underwriters, if any, may request, and, upon the written request of the transfer agent for the Company or the managing underwriter or underwriters, as applicable, within two Business Days of such request, the Company shall cause legal counsel selected by the Company to deliver to the transfer agent or the managing underwriter or underwriters, as applicable, and the Selling Securityholders an opinion (a "Transfer Opinion") of such counsel in a form reasonably acceptable to the transfer agent or managing underwriter or underwriters, as applicable, and the Selling Securityholders. Such opinion shall include, without limitation, opinions to the effect that (i) the Registration Statement has become effective under the Securities Act and no order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Registration

Statement, any preliminary prospectus, any final prospectus, or any amendment or supplement thereto has been issued, nor has the SEC or any securities or blue sky authority of any jurisdiction instituted or threatened to institute any proceedings with respect to such an order, (ii) all of the Registrable Securities covered by such Registration Statement may be sold or otherwise transferred pursuant to the Plan of Distribution set forth in the prospectus forming a part of the Registration Statement, and (iii) the Registration Statement and each prospectus forming a part thereof (including each preliminary prospectus), and any amendment or supplement thereto, complies as to form with the Securities Act. Such Transfer Opinion shall also state the jurisdictions in which the Registrable Securities have been registered or qualified for sale.

         3.13. Compliance with Laws. The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities covered by the Registration Statement and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Exchange Act).

                     ARTICLE 4-OBLIGATIONS OF THE INVESTORS

         4.1. Obligations of the Investors. Each Investor electing to participate in any registration of Registrable Securities as a Selling Securityholder generally agrees as follows:

                  (a) Information Concerning Investors; Cooperation. Each Selling Securityholder agrees to cooperate with the Company in connection with the preparation and filing of any Registration Statement hereunder, and for so long as the Company is obligated to keep any such Registration Statement effective, such Selling Securityholder will provide to the Company, in writing, for use in the Registration Statement, all information regarding such Selling Securityholder, the Registrable Securities held by him, her or it, the intended method of distribution of such Registrable Securities and such other information as may be necessary to enable the Company to prepare the Registration and prospectus covering the Registrable Securities and to maintain the currency and effectiveness thereof At least 30 days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Selling Securityholder of the information the Company so requires from each such Selling Securityholder and each Selling Securityholder shall deliver to the Company such requested information within 20 days of request therefore or shall be excluded from such registration.

                  (b) SEC. Each Selling Securityholder agrees to use reasonable efforts to cooperate with the Company (at the Company's expense) in responding to comments of the staff of the SEC relating to such Investor.

                  (c) Suspension of Offering or Distribution. On notice from the Company of the happening of any of the events specified in Sections 3.6 or 3.7, the Company requires the suspension by such Selling Securityholder of the distribution of any of the Registrable Securities, then such Selling Securityholder shall cease offering or distributing the Registrable Securities until such time as the Company notifies such Selling Securityholder that offering and distribution of the Registrable Securities may recommence,

                       ARTICLE 5-EXPENSES OF REGISTRATION

         5.1. Expenses. With respect to each registration of Registrable Securities hereunder, all expenses (other than underwriting discounts and commissions and transfer taxes), including, without limitation, the reasonable fees and disbursements of one counsel to the Selling Securityholders, all registration, listing and qualification fees, printers and accounting fees, and the fees and disbursements of counsel for the Company, shall be borne by the Company.

                            ARTICLE 6-INDEMNIFICATION

         In the event any Registrable Securities are included in a Registration Statement under this Agreement:

         6.1. Indemnification by the Company. The Company will indemnify, hold harmless and defend (a) each Selling Securityholder, (b) each underwriter of Registrable Securities, and (c) the directors, officers, partners, members, employees, agents and persons who control each such Selling Securityholder and any such underwriter within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, if any (each, a "Investor Indemnified Person"), against any losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries whether or not in any court, before any administrative body or by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). The Company shall reimburse each such Investor Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees and other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the Company shall not be required to indemnify or hold harmless a Investor Indemnified Person (A) with respect to a Claim arising out of or based upon (1) any violation of federal or state securities laws, rules or regulations committed by such Investor Indemnified Persons (or any person who controls any of them or any agent, broker-dealer or underwriter engaged by them) or in the case of a non-underwritten offering, any failure by such Investor Indemnified Person to give any purchaser of Registrable Securities at or prior to the written confirmation of such sale, a copy of the most recent prospectus, (2) an untrue statement or omission contained in any Registration Statement or prospectus which statement or omission was made in reliance upon and in conformity with written information provided by or on behalf of such Investor Indemnified Person specifically for use or inclusion in the Registration

Statement or any prospectus, (3) any prospectus used after such time as the Company advised such Investor Indemnified Person that the filing of a post effective amendment or supplement thereto was required, except the prospectus as so amended or supplemented, or (4) any prospectus used after such time as the Company's obligation to keep the Registration Statement effective and current has expired or been suspended hereunder, provided, that the Company has so advised such Investor Indemnified Person; (B) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and
(C) with respect to any preliminary prospectus, shall not inure to the benefit of a Investor Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company pursuant to Section 3.6 hereof, and such Investor Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Claim and such Investor Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Investor Indemnified Person and shall survive the transfer of the Registrable Securities by a Investor pursuant to Article 10.

         6.2. Indemnification by Investors. An Investor shall indemnify, hold harmless and defend, to the same extent and in the same manner set forth in
Section 6.1, the Company, each of its directors, each of its officers who signs the Registration Statement, its employees, agents and persons, if any, who control the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, and any other securityholder selling securities pursuant to the Registration Statement and any underwriter of securities covered by such Registration Statement, together with its directors, officers and members, and any person who controls such securityholder or underwriter within the meaning of the Securities Act or the Exchange Act (each, a "Company Indemnified Person"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and such Investor will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6.2 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; and provided, further, however, that such Investor shall be liable under this Agreement (including this Section 6.2 and Article 7) for only that amount as does not exceed the net proceeds actually received by such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Indemnified Person and shall survive the transfer of the Registrable Securities by such Investor pursuant to Article 10. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.2 with respect to any preliminary prospectus shall not inure to the benefit of any Company Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, and the Company Indemnified Person failed to utilize such corrected prospectus.

         6.3. Notices. Promptly after receipt by a Investor Indemnified Person or Company Indemnified Person under this Article 6 of notice of the commencement of any action (including any governmental action), such Investor Indemnified Person or Company Indemnified Person shall, if a Claim in respect thereof is to be made against any indemnifying party under this Article 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right (at its expense) to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume and continue control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Investor Indemnified Person or the Company Indemnified Person, as the case maybe; provided, however, that such indemnifying party shall diligently pursue such defense and an indemnifying party shall not be entitled to assume (or continue) such defense if the representation by such counsel of the Investor Indemnified Person or Company indemnified Person and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such Investor Indemnified Person or Company Indemnified Person and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the Investor Indemnified Person or the Company Indemnified Person and the indemnifying party, and any such Investor Indemnified Person or Company Indemnified Person reasonably determines that there may be legal defenses available to such Investor Indemnified Person or Company Indemnified Person which are different from or in addition to those available to such indemnifying party. Notwithstanding any assumption of such defense and without limiting any indemnification obligation provided for in Section 6.1 or 6.2, the Company Indemnified Person or Investor Indemnified Person, as the case may be, shall be entitled to be represented by counsel (at its own expense if the indemnifying party is permitted to assume and continue control of the defense and otherwise at the expense of the indemnifying party) and such counsel shall be entitled to participate in such defense. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Investor Indemnified Person or Company Indemnified Person under this Article VI, except to the extent that the indemnifying party is actually materially prejudiced in its ability to defend such action. The indemnification required by this Article 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

                             ARTICLE 7-CONTRIBUTION

         7.1. To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 6.1 or
6.2 (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the Exchange Act or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such registration statement, and any controlling person of the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange
Act), as one entity, and the Selling

Securityholders whose Registrable Securities are included in such registration in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and such Selling Securityholders in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by such Selling Securityholders, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. Subject to the following sentence, the Company and Investors agree that it would be unjust and inequitable if the respective obligations of the Company and the Selling Securityholders for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Selling Securityholders and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 7.1. In no case shall any Selling Securityholder be responsible for a portion of the contribution obligation imposed on all Selling Securityholders in excess of the net proceeds actually received by such Selling Securityholder as a result of the sale of Registrable Securities pursuant to such Registration Statement. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this
Section 7.1, each person, if any, who controls any Selling Securityholder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent, and counsel of each such Selling Securityholder or control person shall have the same rights to contribution as such Selling Securityholder or control person and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who signs the Registration Statement, each director of the Company, and its or their respective counsel shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 7.1. Anything in this Section 7.1 to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 7.1 is intended to supersede any right to contribution under the Securities Act, the Exchange Act or otherwise.

                           ARTICLE 8-MARKET STAND-OFF

         8.1. "Market Stand-Off". Each Investor hereby agrees that, during the period specified by the Company and any underwriter of Common Stock or other securities of the Company following the effective date of a Registration Statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, that (i) such market stand-off time period shall not exceed 180 days following the effective date of such registration if such registration relates to the Company's initial public offering of securities, and shall not exceed 90 days following the effective date of such registration in all other cases; (ii) the directors, officers and holders of more than 2% of the Company's then outstanding capital stock (each such director, officer and stockholder, a "Lockup Party") shall have agreed to be at least as restricted with respect to the offer, sale or other transfer of such persons' securities in the Company (a "lockup"); and (iii) the Company shall promptly provide notice to each Investor of any discretionary waiver or early termination by the Company or its underwriter of the lockup of any Lockup Party, and cause each Investor to receive, on a proportionate basis, the benefit of any such waiver or termination.

                    ARTICLE 9-REPORTS UNDER THE EXCHANGE ACT

         9.1. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

                  (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                  (c) So long as any Investor owns any Registrable Securities, to furnish to such Investor forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as any such Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing such Investor to sell any such securities without registration.

           ARTICLE 10-AMENDMENT AND ASSIGNMENT OF REGISTRATION RIGHTS

         10.1. Assignment of Registration Rights. The rights of any Investor hereunder as to Registrable Securities transferred by such Investor, including the right to have the Company register Registrable Securities pursuant to this Agreement, shall be automatically assigned by the Investor to any transferee of all or any portion of the Registrable Securities, whether such transfer occurs before or after the Registration Statement becomes effective, if: (a) the transferring Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within 10 days after such assignment, (b) the Company is, within 10 days after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee, and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act or applicable state securities laws, and (d) at or before the time the Company receives the written notice contemplated by clause (b) of this sentence, the transferee or assignee agrees in writing for the benefit of the Company to be bound by all of the provisions contained herein. The rights of any Investor hereunder with respect to any Registrable Securities retained by such Investor shall not be assigned by virtue of the transfer of other Registrable Securities.

         10.2. Amendment of Registration Rights. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that holders of more than 50% of the Registrable Securities may, with the written consent of the Company, waive, modify or amend on behalf of all holders, any provisions hereof benefiting such holders, so long as the effect thereof will be that all such holders will be treated equally.

                            ARTICLE 11-MISCELLANEOUS

         11.1. Registered Holders. A person or entity is deemed to be a holder (or a holder in interest) of Registrable Securities whenever such person or entity owns of record such Registrable Securities, If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

         11.2. Notices, etc. All notices and other communications required or permitted under this Agreement shall be sent by registered or certified mail, postage prepaid, overnight courier, confirmed facsimile or other electronic transmission or otherwise delivered by hand or by messenger, addressed (a) if to a Investor, at such Investor's address set forth on the signature page hereto or at such other address as such Investor shall have furnished to the Company in writing, (b) if to the Company at its offices to the attention of the President or at such other address as the Company shall have furnished to the Investors in writing, or (c) if any transferee or assignee of a Investor pursuant to Section 10.1, at such address as such transferee or assignee shall have furnished to the Company in writing. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been received or given, as applicable, (i) when delivered if delivered personally, (ii) if sent by mail, at the earlier of its receipt or three Business Days after the registration or certification thereof, (Hi) if sent by overnight courier, one Business Day after the same has been deposited with a nationally recognized courier service, or (iv) when sent by confirmed facsimile or other electronic transmission, on the day sent (if a Business Day) if sent during normal business hours of the recipient, and if not, then on the next Business Day (provided, that such facsimile or other electronic transmission is followed by delivery via another method permitted by this Section 11.2).

         11.3. Delays or Omissions. Except as expressly provided in this Agreement, no delay or omission to exercise any right, power or remedy accruing to any Investor upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such Investor nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Investor of any breach or default under this Agreement, or any waiver on the part of any Investor of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Investor shall be cumulative and not alternative.

         11.4. Governing Law; Jurisdiction. This Agreement shall be governed in all respects by the laws of the State of New York without giving effect to the conflicts of laws principles thereof All suits, actions or proceedings arising out of, or in connection with, this Agreement or the transactions contemplated by this Agreement shall be brought in any federal or state court of competent subject matter jurisdiction sitting in Nassau County, New York. Each of the parties hereto by execution and delivery of this Agreement, expressly and irrevocably (i) consents and submits to the personal jurisdiction of any such courts in any such action or proceeding; (ii) consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to such party as set forth in Section 11.2 hereof; and (iii) waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue, forum non conveniens or any similar basis.

         11.5. Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant to this Agreement at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede all prior agreements and merge all prior discussions, negotiations, proposals and offers (written or oral) between them, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants or agreements except as specifically set forth herein or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         11.6. Successors and Assigns. Subject to Article 10 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the permitted successors, assigns, heirs, executors and administrators of the parties to this Agreement, except that the Company may not assign this Agreement without the written consent of the Holders of at least 50% of the then outstanding Registrable Securities.

         11.7. Titles and Subtitles. The headings in this Agreement are used for convenience of reference only and shall not be considered in construing or interpreting this Agreement.

         11.8. Counterparts. This Agreement maybe executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. This Agreement may be delivered by facsimile, and facsimile signatures shall be treated as original signatures for all applicable purposes.

         11.9. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         11.10. Consents. Unless otherwise provided herein, all consents and other determinations to be made pursuant to this Agreement shall be made on the basis of a majority in interest (determined by number of securities) with respect to the Registrable Securities.

         11.11 . Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

         11.12. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto, their permitted successors and assigns and parties eligible for indemnification under
Article 6, and only in accordance with the express terms of this Agreement.

         11.13. Confidentiality of Agreement, Press Releases and Public Announcements. Except as set forth below, the parties shall, and shall cause their officers, employees and representatives to, treat and hold as confidential the existence and terms of this Agreement at all times. No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Company and the holders of at least 50% of the number of Registrable Securities; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law (including applicable securities laws) or any listing or trading agreement concerning its publicly-traded securities to make such disclosure (in which case the disclosing party will use its reasonable efforts to advise the other parties in writing prior to making the disclosure).

         11.14. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder and any applicable common law, unless the context requires otherwise. The word "including' shall mean including without limitation and is used in an illustrative sense rather than a limiting sense. Terms used with initial capital letters will have the meanings specified, applicable to singular and plural forms, for all purposes of this Agreement. Reference to any gender will be deemed to include all genders and the neutral form.

         11.15. Incorporation of Exhibits, Annexes and Schedules. The Exhibits, Annexes and Schedules identified in this Agreement, if any, are incorporated herein by reference and made a part hereof.

    [Remainder of page left intentionally blank Signature page(s) to follow.]

          IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the date first above written.

COMPANY:                                CRITICAL HOME CARE, INC.


                                        By:
                                            ------------------------------------
                                             Name:
                                             Title:


INITIAL INVESTOR:                       CLEVELAND OVERSEAS LTD.


                                        By:
                                            ------------------------------------
                                             Name:
                                             Title:

                                        Address for Notice Purposes:

                                        Cleveland Overseas Ltd.
                                        650 Fifth Avenue, 6th Floor
                                        New York, New York 10022
                                        Fax:  (212) 259-2695